Exhibit 99 (l) – Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 49 to the Registration Statement (Form N-4, No. 333-133944) of Separate Account B of Venerable Insurance and Annuity Company, and to the use  therein of our reports dated  (a) March 30, 2021, with respect to the financial statements of Venerable Insurance and Annuity Company and (b) March 31, 2021, with respect to the financial statements of Separate Account B of Venerable Insurance and Annuity Company.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania April 19, 2021